Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Tsingda Eedu Corporation on Form S-8 (No. 333-174576) of our report, dated March 30, 2012, relating to the consolidated financial statements of Tsingda Eedu Corporation for the year ended December 31, 2011.

/s/ MaloneBailey LLP

MaloneBailey, LLP
Houston, Texas

February 1, 2013